UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 2, 2007

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 2, 2007, PDL BioPharma, Inc. (the “Company” or “we”) issued a press release announcing our financial results for the quarter ended March 31, 2007 (the “Earnings Release”) and conducted a webcast conference call regarding these financial results (the “Earnings Call”). On May 8, 2007, we filed a Current Report on Form 8-K (the “Original 8-K”), which had attached to it as Exhibits 99.1 and 99.2, respectively, the Earnings Release and a transcript of the Earnings Call. The Original 8-K is amended by this Amendment No. 1 to Current Report to include the paragraphs below under the heading “Revision to Previously Announced First Quarter 2007 Results of Operations.”

Revision to Previously Announced First Quarter 2007 Results of Operations

During the preparation of our financial statements for the quarter ended March 31, 2007, and subsequent to the Earnings Release and Earnings Call, we recorded an adjustment to reclassify certain costs previously included in research and development expenses to selling, general and administrative expenses. Such amounts primarily relate to certain of our clinical affairs costs that are more appropriately classified as general and administrative costs within selling, general and administrative expenses. As compared to the financial information presented in the Earnings Release and Earnings Call, these reclassifications decreased research and development expenses and correspondingly increased selling, general and administrative expenses by approximately $4.6 million and $3.2 million for the three-month periods ended March 31, 2007 and March 31, 2006, respectively. These reclassifications had no impact on our total operating expenses or our net loss for either of these periods. On a non-GAAP basis, these reclassifications decreased research and development expenses and correspondingly increased selling, general and administrative expenses by approximately $4.4 million and $3.1 million for the three-month periods ended March 31, 2007 and March 31, 2006, respectively.

Attached as Exhibit 99.3 to this Amendment No. 1 to Current Report are the revised (a) Condensed Consolidated Statements of Operations, (b) Non-GAAP Condensed Consolidated Statements of Operations and (c) Reconciliation of Non-GAAP Condensed Consolidated Statements of Operations to GAAP, each for the three months ended March 31, 2007 and 2006.

To supplement the financial information that is presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in our Earnings Release, our Earnings Call and the information set forth on Exhibit 99.3, we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash and other charges. These non-GAAP financial measures exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items. We believe that these non-GAAP measures presented in the Earnings Release, Earnings Call and Exhibit 99.3 are useful for investors because these measures provide added insight into our performance and enhance an investor’s overall understanding of our financial performance by reconciling more closely to the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our ongoing operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the Company to compare our results from period to period. Non-GAAP financial measures should not be considered in isolation from, as a substitute for or superior to financial information presented in compliance with GAAP, and the non-GAAP financial measures we reported may not be comparable to similarly titled items reported by other companies.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.3	Revised statements of operations and non-GAAP reconciliation regarding the first quarter 2007 financial results of PDL BioPharma, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2007

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer

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